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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                    JURISDICTION OF
NAME                                                         PARENT                  INCORPORATION
----                                            ---------------------------------   ---------------
Informix Software, Inc.                         Informix Corporation                 Delaware
Informix International, LLC.                    Informix Software, Inc.              Delaware
Informix Credit Company                         Informix Software, Inc.              Delaware
Informix Software Argentina, S.A.               Informix International, Inc.         Argentina
Informix Software GmbH                          Informix International, Inc.         Austria
Informix Software Pty. Ltd.                     Informix International, Inc.         Australia
Informix Software NV                            Informix International, Inc.         Belgium
Informix do Brasil Comercio e Servicios Ltda.   Informix International, Inc.         Brazil
Informix Software (Canada), Inc.                Informix International, Inc.         Canada
Informix Software de Chile, S.A.                Informix International, Inc.         Chile
Informix Software de Colombia S.A.              Informix International, Inc.         Colombia
Informix Software sro                           Informix International, Inc.         Czech Republic
Informix Software A/S                           Informix International, Inc.         Denmark
Informix Software Ltd.                          Informix International, Inc.         England
Informix IHQ Limited                            Informix Software Ireland Ltd.       England
Informix Software Bolivia, S.A.                 Informix International, Inc.         France
Informix Software SARL                          Informix International, Inc.         France
Informix Software GmbH                          Garmhausen & Partner GmbH            Germany
Informix GmbH                                   Informix Software GmbH               Germany
Garmhausen & Partners, GmbH                     Informix International, Inc.         Germany
Informix Software (Hong Kong) Ltd.              Informix International, Inc.         Hong Kong
Informix Holdings Company                       Informix Software Ireland Limited    Ireland
Informix Software Ireland Limited               Informix International, Inc.         Ireland
Informix Software SpA                           Informix International, Inc.         Italy
Informix K.K.                                   Informix Holdings Company            Japan
Informix Software K.K.                          Informix International, Inc.         Japan
Informix Korea Ltd.                             Informix Holdings Company            Korea
Informix Software (Korea) Ltd.                  Informix International, Inc.         Korea
Informix Sdn Bhd                                Informix International, Inc.         Malaysia
Informix Software de Mexico S.A. de C.V.        Informix International, Inc.         Mexico
Informix Software B.V.                          Informix International, Inc.         Netherlands
Informix Software Limited                       Informix International, Inc.         New Zealand
Informix Software AS                            Informix International, Inc.         Norway
Informix Software de Peru S.A.                  Informix International, Inc.         Peru
Informix Software Spolka z.o.o.                 Informix International, Inc.         Poland
Informix Software Limited Liability Company     Informix International, Inc.         Russia
Informix Software Asia-Pacific Pte. Ltd.        Informix International, Inc.         Singapore
Informix Software, spol. s.r.o.                 Informix Software GmbH               Slovakia
Informix Software South Africa (Proprietary)    Informix International, Inc.         South Africa
Informix Software Iberica, S.A.                 Informix International, Inc.         Spain
Informix Software AB                            Informix International, Inc.         Sweden
Informix Software AG                            Informix International, Inc.         Switzerland
Informix Software (Taiwan) Inc.                 Informix International, Inc.         Taiwan
Informix Software (Thailand) Limited            Informix International, Inc.         Thailand
Informix Software, V.I., Inc.                   Informix International, Inc.         Virgin Islands
Informix Software de Venezuela, S.A.            Informix International, Inc.         Venezuela
Informix Software (India) Pvt. Ltd.             Informix International, Inc.
Informix Software (China) Co., Ltd.             Informix International, Inc.
Informix Software A/O                           Informix International, Inc.
Informix Software Portugal LDA.                 Informix International, Inc.
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